Exhibit 99.2

Carvana Announces Record Third Quarter Results for Total Gross Profit per Unit, Net Income, and Adjusted EBITDA

Focus on profitability drives new Q3 bests: Net Income $741 Million; Adjusted EBITDA $148 Million
Differentiated unit economics, including Q3 best GPU of $5,952 and Q3 best Non-GAAP GPU of $6,396, validate strength and profitability of Carvana business model
Simultaneous 6% sequential retail unit growth and more than $400 per retail unit sequential SG&A expense reduction demonstrate early potential for significant operating leverage
Q4 2023 focus remains on further differentiating unit economics; Carvana already has infrastructure in place to support efficient scale-up upon return to growth

PHOENIX – November 2, 2023 – Carvana Co. (NYSE: CVNA), the fastest growing used car dealer in U.S. history, today announced financial results for the quarter ended September 30, 2023. Carvana’s complete third quarter 2023 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the Investor Relations website.
“We have always believed Carvana will be the largest and most profitable automotive retailer, and our focus on unit economics over the past several quarters led to Q3 results that clearly validate the differentiation and profitability potential of our business model,” says Ernie Garcia, Carvana Founder and Chief Executive Officer. “For the second consecutive quarter, we delivered GPUs that far exceed our 2021 high water marks and generated hundreds of millions of positive net income and Adjusted EBITDA despite a challenging industry environment. While our focus today remains on continuing to drive operating efficiency and even stronger unit economics, we are incredibly well positioned for a return to profitable growth when the time is right as evidenced by the operating leverage we realized in Q3 and the substantial infrastructure we have built to support efficient scaling.”

Q3 2023 Highlights
In Q3 2023, Carvana sold 80,987 retail units for total revenue of $2.773 billion while demonstrating continued significant progress on its path to profitability, including:
•Record Q3 Total Gross Profit Per Unit (GPU) of $5,952 (+70% YoY) and record Q3 non-GAAP Total GPU of $6,396 (+65% YoY).
•Record Q3 Net income of $741M (assisted by a gain on debt reduction).
•Record Q3 Adjusted EBITDA of $148M, Carvana’s second consecutive quarter of more than $100M of Adjusted EBITDA.

Fourth Quarter Outlook
While the macroeconomic and industry environment continues to be uncertain, looking toward the fourth quarter of 2023, the Company expects the following as long as the environment remains stable:
•A sequential decline in retail units sold, driven primarily by industry and seasonal patterns,
•Non-GAAP Total GPU above $5,0001 for the third consecutive quarter, and
•Positive Adjusted EBITDA1 for the third consecutive quarter.
Looking toward 2024, Carvana expects to drive significant Total GPU and Adjusted EBITDA1 for the second consecutive year.

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Non-GAAP Total GPU and Adjusted EBITDA, as we look toward Q4 2023 and beyond. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking GAAP GPU and Net Income.

Conference Call Details
Carvana will host a conference call today, November 2, 2023, at 5:30 p.m. EDT (2:30 p.m. PDT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at https://investors.carvana.com/. Following the webcast, an archived version will also be available on the Investor Relations section of the Company’s website. A telephonic replay of the conference call will be available until November 9, 2023, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 2688992#.
Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts, including, among others, short-term and long-term liquidity; expectations regarding our operational and efficiency initiatives, our strategy, expected gross profit per unit, forecasted results, and expectations regarding the effect of Carvana’s actions to improve performance. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: use of the Company's at-the-market program; the impact on our business from the larger automotive ecosystem and macroeconomic conditions, including consumer demand, global supply chain challenges, heightened inflation and rising interest rates; our ability to raise additional capital, the quality of the financial markets, and our substantial indebtedness; our history of losses and ability to achieve or maintain profitability in the future; our ability to sell loans into the market; the seasonal and other fluctuations in our quarterly operating results; our ability to compete in the highly competitive industry in which we participate; the changes in prices of new and used vehicles; our ability to sell our inventory expeditiously; and the other risks identified under the “Risk Factors” identified in our Annual Report on Form 10-K for 2022 and Quarterly Reports on Form 10-Q for the second and third quarters of 2023. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA; and Total gross profit per retail unit, non-GAAP.
Adjusted EBITDA is defined as net income (loss) plus income tax expense, interest expense, other (income) expense, net, depreciation and amortization in cost of sales and SG&A, share-based compensation including the CEO Milestone Gift in cost of sales and SG&A, and restructuring costs, minus revenue related to our Root warrants.
Gross profit, non-GAAP is defined as GAAP gross profit plus depreciation and amortization in cost of sales, share-based compensation including the CEO Milestone Gift in cost of sales, and restructuring costs, minus revenue related to our Root warrants. Total gross profit per retail unit, non-GAAP is Gross profit, non-GAAP divided by retail vehicle unit sales.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	For the Three Months Ended
(dollars in millions, except per unit amounts)	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Net income (loss)	$(508)	$(1,441)	$(286)	$(105)	$741
Income tax provision	—	—	(2)	—	29
Interest expense	153	153	159	155	153
Other (income) expense, net	58	2	(2)	(3)	4
Depreciation and amortization expense in cost of sales	36	43	44	44	42
Depreciation and amortization expense in SG&A	57	57	49	46	45
Share-based compensation expense in cost of sales	2	—	—	—	—
Share-based compensation expense in SG&A	16	12	15	20	18
Root warrant revenue	—	(7)	(5)	(5)	(6)
Goodwill impairment	—	847	—	—	—
Gain on debt extinguishment	—	—	—	—	(878)
Restructuring (1)	—	43	4	3	—
Adjusted EBITDA	$(186)	$(291)	$(24)	$155	$148

Total revenues	$3,386	$2,837	$2,606	$2,968	$2,773
Net income (loss) margin	(15.0)%	(50.8)%	(11.0)%	(3.5)%	26.7%
Adjusted EBITDA margin	(5.5)%	(10.3)%	(0.9)%	5.2%	5.3%

Gross profit	$359	$193	$341	$499	$482
Depreciation and amortization expense in cost of sales	36	43	44	44	42
Share-based compensation expense in cost of sales	2	—	—	—	—
Root warrant revenue	—	(7)	(5)	(5)	(6)
Restructuring (1)	—	3	—	—	—
Gross profit, non-GAAP	$397	$232	$380	$538	$518

Retail vehicle unit sales	102,570	86,977	79,240	76,530	80,987
Total gross profit per retail unit	$3,500	$2,219	$4,303	$6,520	$5,952
Total gross profit per retail unit, non-GAAP	$3,870	$2,667	$4,796	$7,030	$6,396

(1) Restructuring includes costs related to our May 2022 and November 2022 reductions in force, as well as lease termination and other restructuring expenses.

About Carvana (NYSE: CVNA)
Carvana (NYSE: CVNA) is an industry pioneer for buying and selling used vehicles online. As the fastest growing used automotive retailer in U.S. history, its proven, customer-first ecommerce model has positively impacted millions of people's lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500 and for more information, please visit www.carvana.com and follow us @Carvana.
Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.

Investor Relations:
Carvana
Mike Mckeever
investors@carvana.com

or

Media Contact:
Carvana
Kristin Thwaites
press@carvana.com

Source: Carvana